EXHIBIT 10.1

INFINITY CAPITAL GROUP, INC.
----------------------------
Private Equity Investments  - M&A

80 Broad Street
                                                                       5th Floor
                                                        New York, New York 10004
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Phone (212) 962-4400
Fax (212) 962-4422


                              INVESTMENT TERM SHEET


         This term sheet dated June 8, 2009 summarizes the basic terms and conditions on which Infinity Capital Group, Inc.(OTCBB: ICGP), proposes to invest in Infotech Global, Inc ("the Company" or "IGI") This Term Sheet shall expire on Monday, August 3, 2009 at 6:00 PM. This is an expression of the parties' interest in the transaction described below and is not a binding agreement on either party.

Infinity            Infinity shall acquire  a newly issued Convertible Note from
Convertible Note    IGI with  a face value  of  $1,250,000.  At  any  time after
for  IGI:           Closing, Infinity shall have the right, subject to   certain
                    Beneficial Ownership Restrictions, to convert such Note into
                    2,750,000  Common Shares  (subject to  adjustment  under the
                    Note terms).  Such Note shall have a term of 18 months,  and the coupon rate on the Note shall be 7% per annum which will be  payable  in  kind  by  the  issuance  of  an  additional
                    Convertible  Note. The Company shall have the right to force mandatory  conversion  of the Note upon a public  listing of
                    IGI's common stock on the NASDAQ OTCBB subject to completion
                    of  registration   of  the  Common  shares   underlying  the
                    Convertible Note.

Warrants:           IGI will issue to Infinity warrants  to purchase  1,500,000 shares at $0.75 per share, at the time of issuance of the Convertible Note. Such warrants will expire on the later of three years after the closing date or two years after IGI's common stock is listed on the NASDAQ OTCBB. The warrants will be issued to holders of the Convertible Note at a rate of one warrant for each two underlying Common shares held through their Convertible Note. The exercise price will be adjusted for any stock splits or other adjustments in the Company's capital structure.


Infinity Service    Upon the  closing of this  Agreement,  IGI will  transfer to
Shares:             Infinity  1,000,000 shares (6.67% of the total of 15,000,000 which will then be shown as issued and outstanding at the closing), in exchange for facilitating and paying for the S1
                    Registration and for arranging investments in IGI by the investment community.


Use of Proceeds:    The initial  $1,250,000  investment in IGI shall be used for the  purposes  of  transitioning  IGI from a mostly  service oriented  consulting  company  into a products  and solution company with a service  component.  The net proceeds will be used for  putting  together  a business  plan and  marketing strategy including strategic relationships that will support
                    the  growth  plan,   hiring  an  interim  CFO,  bringing  in
                    additional  Board members,  completion of audited  financial

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                    statements, preparing to present to the investment community and list on a public exchange, general corporate purposes, which includes working capital, expansions of or changes in our operations, and investments in product development, new
                    products   and   technology,   and  may  include   potential
                    acquisition of businesses, products or technologies.


At Closing          Infinity Services Shares            1,000,000  {6.67%}
Allocation of
IGI Shares          Newly Issued Convertible Note*:     2,750,000  {18.33%}
Calculation         (underlying shares) INFINITY
("Share
Calculation")       Common Shares
                    IGI shareholders                   11,250,000  {75.00%}

                    TOTAL                              15,000,000  {100.00%}

                    Convertible with a fixed conversion price of ($.4545)("Conversion Price" or "CP") subject to any stock splits or other adjustments in the Company's capital structure.

Contingencies & Closing of the Investment shall be subject to (a) Final Documents satisfactory completion of due diligence by Infinity; IGI to update  due  diligence  material  pursuant  to  a  checklist submitted  after signing of this term sheet,  to be returned no later  than five (5)  business  days from the date of due
                    diligence   submission  request.  The  Company  shall  grant
                    Infinity complete access to its books and records, including access to customers,  suppliers,  and key employees. As part of due diligence,  IGI will provide Infinity with an updated
                    2009 monthly  forecast,  sales pipeline and margin  analysis
                    for   pipeline   and  current   business   and   demonstrate
                    profitability and traction in company evolution(b) Execution of Investment and Convertible Note Purchase Agreement signed by the parties, containing customary representations and warranties and other terms as the parties may agree. The material terms of Investment and Convertible Note Purchase
                    Agreement  shall be  identical  to current  Investment  Term
                    Sheet IGI has executed, (c) No significant adverse changes in relationships as described with customers, suppliers, and management. (d) Opinion letters from accountants and lawyers stating no liabilities or potential claims or contingencies.
                    (e) Signing of five Year (5) Employment Agreement by Arthur and Sita Kapoor with non-compete provisions, $200,000 base salary each and other mutually acceptable compensation terms.

Going Public        Infinity  will work with IGI to bring them public through  a
Transaction         reverse merger,  spinoff or other manner that is deemed most appropriate and efficient. Our expectation is that this will be coordinated with the Follow-On Investment in late 2009 or

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                    early 2010 the exact timing  predicated on IGI's results and prospects as the year unfolds.

Registration        The Company  will file,  a  registration  statement  for the
Rights:             benefit of the holders of the Convertible Note and warrants, for the underlying shares, to permit the public resale of the common shares underlying the Convertible Note conversion feature and warrants, within 120 days of the Going Public
                    Transaction and will respond to any comments and file an amended registration statement within 20 days of receipt.
                    The Company will pay to the investors liquidated damages in cash equal to 1% times the face value of the Convertible
                    Note, per month (pro-rated for partial calendar months) for any failure to timely file registration statement or timely respond to comments, subject to a limit to be agreed among the parties. All parties will use best efforts to limit any undesirable profit and loss effects in connection with the conversion of shares underlying the Convertible.

Anti Dilution:      Until the date of an effective registration,  the conversion price  of the  Convertible  Note  will  be  subject  to full ratchet  anti-dilution  adjustment  in the  event  that  the
                    Company   issues    additional   equity   or   equity-linked
                    securities,  referred to herein as "derivatives" (other than for  specific  "carve  out"  issuances)  for  cash or  other consideration at a purchase or conversion price that is less than the applicable conversion price of the debentures.  Any
                    adjustment  to  the  conversion   price  will  result  in  a
                    proportionate  adjustment  to  the  exercise  price  of  the warrants. This adjustment shall not apply to (i) outstanding derivatives as of the date hereof (provided no amendments to the conversion or exercise prices thereof are made); or (ii)
                    options  granted by the Company to employees  and  directors
                    under  current   incentive   stock  options  plans  (whether
                    qualified or not) if such future options are granted with exercise prices at least equal to the Company's stock price on the grant dates.

Preemptive Rights:  Infinity  will  have the  right to  maintain  its  ownership percentage by participating in any new equity or equity linked offering up to the level of its ownership percentage prior to such offering.

Interim CFO         IGI shall  appoint  Ted  Greenberg  of Infinity as part time
Services:           Interim CFO at the closing of the Investment transaction.

Fees and            IGI shall pay to Infinity,  a monthly  retainer of $5,000 in
Expenses:           connection  with Monthly  CFO  services.  Additionally,  the
                    Investors legal expenses and other transaction and diligence
                    expenses   shall  be  paid  out  of  the   proceeds.   Total
                    transaction and diligence fees and legal expenses shall not exceed $25,000.

Voting              The holders of Convertible Note shall have one vote for each
Rights:             share, underlying the convertible conversion feature.

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Board               Infinity,  shall have the  irrevocable  right to designate a
Representation:     Board member who will be appointed to IGI's Board which will have a total of no more than five members at least one of whom shall be an independent director as defined by the AMEX listing requirements.

Exclusivity:        IGI  and/or  any of its  agents,  will not  engage any other third party to negotiate or enter into discussions regarding a  sale,  Investment  or  other  similar  transaction(s)  or
                    entertain   discussions   on  an  equity  or   equity-linked
                    investment by or with another party introduced to IGI through another third party without consent of Infinity prior to the Closing Date. Nothing contained in this term sheet shall prevent IGI and its principals from seeking to obtain investments or financing from any person or entity that they may contact directly. The signing of this term sheet by both parties shall not constitute a legally binding agreement, which agreement can take place only after a definitive written agreement is negotiated by the parties, approved by counsel of both parties and executed and delivered by both parties. This non-binding term sheet shall be in effect until August 3, 2009 ("Exclusivity Period").





Infinity Capital Group, Inc.                 Infotech Global, Inc


By_________________________                   By_______________________
 Title_________________________                Title______________________